UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION

SEACHANGE INTERNATIONAL, INC.

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, Massachusetts 02115-3153

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2023

We are holding the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of SeaChange International, Inc. (“SeaChange” or the “Company”) in a virtual-only meeting format. Stockholders will be able to attend and vote online (for those who intend to vote at the Annual Meeting) at www.virtualshareholdermeeting.com/SEAC2023. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

The Annual Meeting will be held on Friday, May 19, 2023, at 10:00 a.m., Eastern Time, to consider and act upon each of the following matters:

1.	To elect the nominees named in the proxy statement to the Company’s Board of Directors (the “Board”) to serve for a three-year term as a Class III Director;

2.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board, a reverse stock split of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a ratio in the range of 1-for-15 to 1-for-25, with such ratio to be determined at the discretion of the Board;

3.	To conduct a non-binding, advisory vote on the compensation of the Company’s named executive officers;

4.	To conduct a non-binding, advisory vote on the frequency of holding future non-binding advisory votes on compensation of the Company’s named executive officers;

5.	To ratify the appointment of the Company’s independent registered public accounting firm, Marcum LLP, for the fiscal year ending January 31, 2024; and

6.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 5, 2023, the record date fixed by the Board for such purpose.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

If you are a registered stockholder or beneficial owner of SeaChange’s Common Stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEAC2023 and logging in by entering the multi-digit control number found on your proxy card or voter instruction form, as applicable. If you lost your multi-digit control number or are not a SeaChange stockholder as of the record date, you will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEAC2023 and registering as a guest. If you enter the Annual Meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into www.virtualshareholdermeeting.com/SEAC2023 beginning at 9:45 a.m., Eastern Time, on May 19, 2023. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on May 19, 2023. If you experience any technical difficulties during the Annual Meeting, a toll-free number will be available on our virtual stockholder meeting site for assistance.

You may vote if you were a SeaChange stockholder as of the record date. We urge you to read the proxy statement carefully and to vote in accordance with the recommendations of the Board. If voting in advance, you should vote by the deadlines specified in the proxy statement, and may do so by telephone or Internet, or, by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you do not vote in advance and instead plan to vote during the Annual Meeting, you may do so if you enter the multi-digit control number found on your proxy card or voter instruction form, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/SEAC2023. Our list of stockholders will be available during ordinary business hours for the 10 days prior to the Annual Meeting at our principal place of business. If you wish to inspect our stockholder list, please email our investor relations department at SEAC@gatewayir.com to make arrangements.

If you have additional questions about the Annual Meeting, please contact Elaine Martel at elaine.martel@schange.com.

By Order of the Board of Directors,

/s/ Elaine Martel
Elaine Martel,
General Counsel, Vice President and Secretary

Boston, Massachusetts

April [    ], 2023

Whether or not you expect to attend the Annual Meeting, we encourage you to vote promptly, following the instructions in the materials you received, to ensure that your shares are represented at the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2023:

Pursuant to the rules of the U.S. Securities and Exchange Commission, with respect to the Annual Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2023 Annual Report are available at www.investors.seachange.com.

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROPOSAL NO. IV — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2024	52
Independent Registered Public Accounting Firm for Fiscal 2024	53
Principal Accountant Fees and Services	53
OTHER MATTERS	54
Expenses and Solicitation	54
Certain Relationships and Related Transactions	54
APPENDIX A FORM OF CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1

SEACHANGE INTERNATIONAL, INC.

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, Massachusetts 02115-3153

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2023

April xx, 2023

This proxy statement is being furnished by the Board of Directors (the “Board”) of SeaChange International, Inc. (“SeaChange” or the “Company”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 19, 2023, at 10:00 a.m., Eastern Time. The Annual Meeting will be held in a virtual-only format. To attend and participate in the Annual Meeting:

•	Visit www.virtualshareholdermeeting.com/SEAC2023; and

•	Enter the multi-digit control number listed on your proxy card or voter instruction form, as applicable.

The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on May 19, 2023. We encourage you to access the virtual platform prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. You may log onto the virtual platform beginning at 9:45 a.m., Eastern Time, on May 19, 2023. The virtual meeting is supported across different online browsers and devices (desktops, laptops, tablets and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting.

Only stockholders of record as of the close of business on April 5, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 50,474,879 shares of our common stock issued and outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date.

A number of brokers with account holders who are stockholders of SeaChange will be “householding” our proxy materials. A single copy of the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice, and if applicable, the proxy materials, please notify your broker and direct a written request to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary, or contact the Secretary by telephone at (978) 897-0100. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of future communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials, to any stockholder at a shared address to which a single copy of the documents was delivered.

Information Regarding Voting and Proxies

Stockholders may timely vote in one of the following ways:

1.	Via the internet, by visiting www.proxyvote.com;

2.	By telephone, by calling the number on your proxy card or voter instruction form, as applicable;

3.	By mail, by marking, signing, dating and mailing your proxy card, and returning it in the enclosed postage paid envelope by return mail; or

4.	By voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/SEAC2023.

Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or by voting your shares while logged in and participating in the virtual Annual Meeting. Only your latest dated proxy will count.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. Stockholders are being asked to vote with respect to the (i) election of the Class III Directors (the “Director Election Proposal”), (ii) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-15 to 1-for-25, with such ratio to be determined at the discretion of the Board (the “Reverse Split Proposal”), (iii) a non-binding, advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”), (iv) a non-binding, advisory vote on the frequency of holding future non-binding advisory votes on compensation of the Company’s named executive officers (the “Frequency of Say-on-Pay Proposal”), and (v) the ratification of the selection of SeaChange’s independent registered public accounting firm for the fiscal year ended January 31, 2024 (the “Auditor Proposal”). Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications. If no specification is indicated on a properly executed proxy card, the shares represented by the proxy will be voted FOR each nominee named in the Director Election Proposal, FOR the approval of the Reverse Split Proposal, FOR the approval of the Say-on-Pay Proposal, FOR the option of “Every Year” on the Frequency of Say-on-Pay Proposal, and FOR the Auditor Proposal.

The Board knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the U.S. Securities and Exchange Commission’s (“SEC”) proxy rules. See “Stockholder Proposals” herein at page 14. The persons named as proxies, Christoph Klimmer, President, and Elaine Martel, Vice President, General Counsel and Secretary, were selected by the Board.

Frequently Asked Questions and Answers

Why am I being provided with access to proxy materials?

The Company is providing you with access to proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. You will receive paper copies of all of our proxy materials by mail and can also access our proxy materials online at www.proxyvote.com or in the Investor Relations section of our website. You are invited to attend the virtual Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares.

What am I voting on?

There are five matters scheduled for a vote at the Annual Meeting:

•	to elect each of the nominees named in this proxy statement to serve for a three-year term as a Class III Director;

•

to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-15 to 1-for-25, with such ratio to be determined at the discretion of the Board;

•	to conduct a non-binding, advisory, vote on the compensation of the Company’s named executive officers;

•	to conduct a non-binding, advisory, vote on the frequency of holding future non-binding advisory votes on compensation of the Company’s named executive officers; and

•	to ratify the selection of SeaChange’s independent registered public accounting firm for the fiscal year ended January 31, 2024.

What are the recommendations of the Board?

Our Board unanimously recommends that you vote:

•	“FOR” the election of each of the two Class III Director nominees named in this proxy statement;

•

“FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split of the Company’s Common Stock at a ratio in the range of 1-for-15 to 1-for-25, with such ratio to be determined at the discretion of the Board;

•	“FOR” the non-binding advisory approval of the compensation of our named executive officers;

•	“EVERY YEAR” the non-binding, advisory, vote on the frequency of holding future non-binding advisory votes on compensation of the Company’s named executive officers; and

•	“FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024.

Where will the meeting be held?

We are holding the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting at a physical location, but rather you can log onto the meeting at http://www.virtualshareholdermeeting.com/SEAC2023. The Annual Meeting will be held on Friday, May 19, 2023, at 10:00 a.m., Eastern Time.

What is the quorum requirement for the Annual Meeting?

A majority of the Company’s outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the Record Date must be present, online live over the Internet at the Annual Meeting or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•	are present and vote at the Annual Meeting; or

•	properly submit a proxy card or vote over the Internet or by telephone.

Abstentions and broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. The Annual Meeting may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under the Company’s by-laws by the stockholders present or represented at the Annual Meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting.

What is a broker “non-vote” and how would it affect the vote?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, the Reverse Split Proposal, concerning approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, and the Auditor Proposal, concerning the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending on January 31, 2024, are items on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Thus, there will be no broker “non-votes” on the Reverse Split Proposal and the Auditor Proposal. Brokerage firms may not vote with respect to the other proposals at the Annual Meeting without their clients having furnished voting instructions. Thus, there may be broker “non-votes” with respect to the other proposals at the Annual Meeting, but they will have no effect on the results of the other proposals.

How are broker non-votes and abstentions treated?

Broker non-votes are counted for purposes of determining the presence or absence of a quorum. Your broker will have discretionary authority to vote your shares with respect to the Reverse Split Proposal and the Auditor Proposal. Broker non-votes are not considered votes cast and will have no effect on the outcome of the votes on the other proposals.

Votes withheld (for Director Election Proposal) and abstentions (for the other proposals) are counted for purposes of determining the presence or absence of a quorum. Votes withheld and abstentions are not considered votes cast. Therefore, votes withheld will have no effect on the outcome of the votes on Director Election Proposal, and abstentions will have no effect on the outcome of the votes on the Say-on-Pay Proposal, the Frequency of Say-on-Pay Proposal and the Auditor Proposal. Abstentions will have the same effect as a vote against the Reverse Split Proposal.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 5, 2023, referred to herein as the Record Date, will be entitled to vote at the Annual Meeting and any adjournments thereof.

Am I a stockholder of record?

If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Shareholder Services, then you are a stockholder of record. If you hold SeaChange shares through a bank, broker or other intermediary, you are not a stockholder of record. Instead, you hold our stock in “street name,” and the “record owner” of your shares is your bank, broker or other intermediary. If you are not a registered stockholder, please understand that SeaChange does not know that you are a stockholder, or how many shares you own.

If I am a stockholder of record of SeaChange shares, how do I cast my vote?

If you are a stockholder of record, you may vote during the virtual Annual Meeting. However, we encourage you to vote in advance of the meeting even if you plan to virtually attend the Annual Meeting. If you choose to vote during the virtual Annual Meeting, you may do so by entering the multi-digit control number found on your proxy card, voter instruction form, or Notice, as applicable, at the time you log into the meeting at http://www.virtualshareholdermeeting.com/SEAC2023 and following the voting instructions therein.

If you do not wish to vote during the virtual Annual Meeting, you may vote by proxy. The procedures for voting by proxy are as follows:

•

Via the Internet: To vote by proxy on the Internet go to www.proxyvote.com to complete an electronic proxy card. To authenticate your identity in order to allow you to provide your voting instructions, and to confirm that your instructions have been recorded properly, you will need your control number found on the proxy card.

•	By Telephone: To vote by telephone, call the number on your proxy card or voter instruction form. You can use any touch-tone telephone to transmit your voting instructions.

•

By Mail: You may vote by completing, signing and dating your proxy card and returning it promptly in the envelope provided. You are encouraged to specify your choices by marking the appropriate boxes on the proxy card. Shares will be voted following your written instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board’s recommendations.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 18, 2023 to be counted.

If I am a holder in “street name” of SeaChange shares, how do I cast my vote?

If you are a holder in “street name,” you may vote during the Annual Meeting by entering the multi-digit control number found on your proxy card or voter instruction form, as applicable, at the time you log into the meeting at http://www.virtualshareholdermeeting.com/SEAC2023 and following the voting instructions therein.

If you are a holder in “street name” and do not wish to vote during the meeting, you may vote by proxy. To do so you must timely deliver your voting instructions to your respective bank, broker or other intermediary, following the specific instructions that have been provided to you by your bank, broker or other intermediary.

What if I return a proxy card but do not make specific choices?

Properly completed and returned proxies will be voted as instructed on the proxy card. If you are a stockholder of record and you return a signed and dated proxy card without marking any voting selections, the proxyholders will vote your shares in the manner recommended by our Board as described above in “What are the recommendations of the Board?” If any other matter is properly presented at the Annual Meeting, the proxyholders will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using their discretion. If any director nominee named in this proxy statement becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case the proxyholders will vote for the substitute nominee.

If your shares are held by your broker, bank, or other agent as your nominee, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions on that form regarding how to instruct your broker, bank, or other agent to vote your shares. Brokers, banks, or other agents that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to proposals that are not “routine” but may vote their clients’ shares on “routine” proposals. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Proposals 1, 3 and 4 are considered non-routine matters. Proposals 2 and 5 are considered a routine matter. Therefore, your broker has discretionary authority to vote your shares with respect to Proposals 2 and 5. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1, 3 or 4. Although broker non-votes are counted as shares that are present at the Annual Meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast and will not have any effect on voting for the non-routine proposal presented at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of SeaChange Common Stock that you owned as of the Record Date.

Can I change my vote after submitting my proxy?

For stockholders of record: Yes. A proxy may be revoked by a stockholder at any time before its exercise by either delivering a written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or by voting your shares while logged in and participating in the virtual Annual Meeting.

For holders in “street name:” Yes. You must follow the specific voting directions provided to you by your bank, broker or other intermediary to change or revoke any instructions you have already provided to your bank, broker or other intermediary.

Who will count the votes?

The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the date of the Annual Meeting.

What is the voting requirement to approve each of the items?

The following table sets forth, among other things, the vote required for approval of each of the proposals to be presented at the Annual Meeting:

Proposal Number	Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of Director Nominees	Votes cast “For” exceed “Against” votes*	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

2	Reverse Split Proposal	To be approved by a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting	“AGAINST” vote	Yes	Not Applicable

3	Say-on-Pay Proposal	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

4	Frequency of Say-on-Pay Proposal	The option that receives the highest number of votes will be deemed to have been selected by our stockholders	No effect; not treated as a vote cast, except for quorum purposes	No	No Effect

Proposal Number	Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
5	Auditor Proposal	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting	No effect; not treated as a vote cast, except for quorum purposes	Yes	Not Applicable

*

Other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for director shall be elected to the Board of the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. If directors are to be elected by a plurality of the votes cast by the stockholders entitled to vote at such election, stockholders shall not be permitted to vote “against” a nominee. A meeting of stockholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting.

What is the deadline to propose actions for consideration at the Annual Meeting and the 2024 Annual Meeting of Stockholders?

Since the Annual Meeting is held on a date more than 30 days before or after August 5, 2022 (the anniversary date of the 2022 Annual Meeting), stockholder proposals for the Annual Meeting must be submitted at a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8. Proposals of stockholders intended to be presented at the Annual Meeting must be received in writing at a reasonable time before we begin to print and send our proxy materials at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary. In addition, since the Annual Meeting is not held between July 6, 2023 and October 4, 2023, stockholders who wish to make a proposal at the Annual Meeting — other than one that will be included in SeaChange’s proxy materials pursuant to Rule 14a-8 — must send a written request not earlier than the 90th day prior to the Annual Meeting (February 18, 2023) and not later than the close of business on the later of the 60th day prior to the Annual Meeting (March 20, 2023) or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by SeaChange.

Proposals of stockholders intended to be presented at the 2024 annual meeting of stockholders must be received in writing no later than the close of business on December 19, 2023 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary. Under the Company’s by-laws, stockholders who wish to make a proposal at the 2024 annual meeting of stockholders — other than one that will be included in SeaChange’s proxy materials pursuant to Rule 14a-8 — must send a written request no earlier than November 19, 2023 and no later than December 19, 2023. However, if our 2024 Annual Meeting is not held between April 19, 2024 and July 18, 2024, this notice must be provided not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by SeaChange.

OWNERSHIP OF SECURITIES

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of SeaChange Common Stock as of April 5, 2023 by:

•	each person or entity who is known by SeaChange to beneficially own more than five percent (5%) of the Common Stock of SeaChange;

•	all directors and director nominees;

•	each of the executive officers of SeaChange named in the Summary Compensation Table on page 32 (the “named executive officers” or “NEOs”); and

•	all of the directors and director nominees and executive officers of SeaChange as a group.

Except as otherwise noted, SeaChange believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person. The amounts and percentages of Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 5, 2023. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Included in the amount of Common Stock beneficially owned are shares of common stock underlying derivative securities that are currently exercisable or will become exercisable within 60 days of April 5, 2023. Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all derivative securities to acquire shares of our Common Stock held by such person that are currently exercisable or exercisable within 60 days of April 5, 2023. The ownership percentage of all executive officers and directors, as a group, assumes that all persons in the group, but no other persons, exercise all derivative securities to acquire shares of our Common Stock held by such persons that are currently exercisable or exercisable within 60 days of April 5, 2023. Unless otherwise indicated, the mailing address for each beneficial owner is c/o SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153. If applicable, fractional shares are rounded to the closest whole number.

Name	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock Outstanding
Peter Aquino	500,997	*
Mark Szynkowski (1)	—	*
Christoph Klimmer (2)	240,249	*
Michael Prinn (3)	10,973	*
Kathleen Mosher (4)	174	*
David Nicol	361,949	*
Steven Singer	288,491	*
Matthew Stecker (5)	385,996	*
Igor Volshteyn (6)	163,881	*
Karen Singer/TAR Holdings LLC (7) 212 Vaccaro Drive Cresskill, NJ 07626	8,819,311	17.5%
Footprints Asset Management & Research, Inc. (8) 11422 Miracle Hills Drive, Suite 208 Omaha, NE 68154	3,054,458	6.0%
All executive officers and directors as a group (9 persons) (9)	1,952,710	3.9%

*	Less than 1%
(1)	Mr. Szynkowski joined the Company on January 2, 2023 as the Vice President Corporate Controller and was appointed Chief Financial Officer on January 23, 2023.
(2)	Mr. Klimmer’s was appointed President of the Company from August 17, 2022.
(3)	Mr. Prinn’s resigned as the Chief Financial Officer of the Company on August 3, 2022.
(4)	Ms. Mosher was relieved of her duties as the Chief Financial Officer of the Company on January 23, 2022.
(5)

Consists of 50,000 shares of Common Stock subject to currently exercisable stock options, (includes stock option grants that will become exercisable within 60 days of April 5, 2023). Of the 385,996 shares listed above, 86,957 are non-voting DSUs.

(6)	Mr. Volshteyn was elected to the Board on August 5, 2022.
(7)

According to a Form 13D/A filed with the SEC on January 6, 2023, TAR Holdings LLC and Karen Singer, (collectively, “TAR”) may be deemed to have sole dispositive power and sole voting power over the above-mentioned 8,819,311 shares, of which 246,506 of those shares are subject to exercisable put options.

(8)

According to a Schedule 13G filed with the SEC on February 14, 2019, Footprints Asset Management and Research, Inc., a registered Investment Advisor firm of which Mr. Stephen J. Lococo is the controlling shareholder, a director, and President and Portfolio manager, may be deemed to have sole dispositive power and sole voting power over the above-mentioned 3,054,458 shares.

(9)

This group is comprised of SeaChange’s executive officers and directors as of the date of this definitive proxy statement. Includes an aggregate of 220,834 shares of Common Stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options.

PROPOSAL NO. 1

DIRECTOR ELECTION PROPOSAL

SeaChange’s Board currently consists of five members, four of whom are independent, non-employee directors. The Board is currently divided into three classes. Each class is elected for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years.

The present term of the current Class III Directors, Mr. Peter Aquino and Mr. David Nicol, expire at the Annual Meeting. The Board, based on the recommendation of the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”), has nominated Messrs. Aquino and Nicol for re-election as Class III Directors. The Board knows of no reason why either nominee should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of some other person selected by the Board. Messrs. Aquino and Nicol have each consented to being named in this proxy statement as a nominee to be a Class III Director and to serve in that capacity, if elected.

There are no agreements or understandings pursuant to which Mr. Peter Aquino or Mr. David Nicol was selected to serve as a director. There are no family relationships between Mr. Aquino or Mr. Nicol and any other director or any executive officer. There are no legal proceedings related to any of the directors or director nominees that must be disclosed pursuant to Item 401(f) of Regulation S-K.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth, for the Class III director nominees to be elected at the Annual Meeting and each of the other current directors, the year the nominee or director was first appointed or elected a director, the principal occupation of the nominee or director during at least the past five years, any other public company boards on which the nominee or director serves or has served in the past five years, the nominee’s or director’s qualifications to serve on the Board and the age of the nominee or director. In addition, included in the information presented below is a summary of each nominee’s or director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he should serve as a director.

Class III Directors (Terms Expire at the Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Peter D. Aquino (2021)

Chief Executive Officer & Chairman of the Board

Peter Aquino, 61, joined SeaChange in September 2021 as President, Chief Executive Officer and Director of SeaChange, and, since August 17, 2022, is the Chief Executive Officer of the Company and Chairman of the Board. Prior to this, from August 2020 until October 2021, Mr. Aquino served as the Chairman and Chief Executive Officer of Spartacus Acquisition Corp., a public a special purpose acquisition company (SPAC) (“Spartacus AC”), a Nasdaq listed special purpose acquisition corporation focused on the TMT industry, that completed a business combination with NextNav Inc. (NASDAQ: NN) (“NextNav”) in October 2021. Mr. Aquino has over 35 years of experience in the TMT (Telecommunications, Media and Technology) industry, and led three other public companies, namely RCN Corp., Internap Inc., and Primus Telecom Group, Inc. Mr. Aquino is currently a director of NextNav, and has recently served on the boards of Alaska Communications Systems Group, Inc, Lumos Networks, Inc., TIVO Inc., and Fairpoint Communications, Inc. Mr. Aquino also served as Chairman of the Board of directors of the United Way U.S.A. from 2012 to 2015, and earned a

Master’s in Business Administration from George Washington University in Washington, D.C., and a Bachelor of Sciences from Montclair State University of New Jersey. Mr. Aquino is well qualified to serve as a director on our Board due to his extensive TMT experience, including with respect to business strategy, capital markets and mergers and acquisitions.

David J. Nicol (2021)

Director

David Nicol, 77, has served as a director of SeaChange since May 2021, and he currently chairs the Corporate Governance and Nominating Committee. Since February 2018, Mr. Nicol has served on the board of CCUR Holdings, Inc., where he is a member of the Nominating/Governance Committee and serves as Chair of the Audit Committee and the Compensation Committee. Since March 2004, Mr. Nicol has served on the Board of Directors of Symbolic Logic, Inc. (“Symbolic”) (OTC Pink: EVOL). From July 2019 until March 2022, he served on the board of Nanoveu Limited (NVU), listed on the Australian Stock Exchange (ASX). Mr. Nicol also is a board member of a privately-held provider of facilities management SaaS services. A member of the National Association of Corporate Directors (since 2004) and Financial Executives International (since 2015), he currently serves on the faculty in the Finance Department and as Executive-in-Residence at the Bloch School of Management at the University of Missouri — Kansas City (“UMKC”).

In prior assignments, Mr. Nicol held senior-level executive positions with both public companies (Verisign, Illuminet, and Sprint/ United Telecom), as well as early-stage, private companies: Strongwatch (security/ surveillance systems); Solutionary (cybersecurity); Sipera (VOIP security); ITN (network signaling); International Micronet (LAN/WAN systems); and iLAN (LAN systems & consulting). His leadership roles have included strategic planning, business development, acquisitions, business planning, operations planning, product management, product development/support, financial planning, and fund raising/IR.

With his years of executive experience at Solutionary, Verisign, Illuminet, ITN and Sprint/United Telecom, Mr. Nicol brings to the Board senior-level, functionally broad management ability, with deep experience in TMT, security and IT services, both domestic and international. Complimenting his appointment to the Finance faculty at the UMKC Bloch School, his experience as CFO at Solutionary gives him an in-depth understanding of financial strategy and operations. Mr. Nicol is able to draw upon, among other things, his knowledge of raising capital and investor communications, having served as a member of the roadshow team that took Illuminet public (Nasdaq), as well as having raised significant debt and equity funding for Solutionary and several other early-stage companies. In addition, Mr. Nicol has a Ph.D. in industrial economics/corporate finance and has taught corporate finance at the MBA level at the Weatherhead School of Management of Case Western Reserve University and elsewhere. Mr. Nicol’s deep experience in telecom, IT services and technology, both domestic and international, and his in-depth understanding of financial strategy and operations provide a relevant and informed background for him to serve as a member of the Board.

Class I Director (Term Expires at the 2024 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Matthew Stecker (2021)

Director

Matthew Stecker, 54, has served as a Director of SeaChange since February 2021 and serves as the Independent Lead Director since August 2022. Mr. Stecker is currently the managing director in North America for Glow Financial Services Inc. Mr. Stecker has been a Director at Symbolic since March 2016, was named Executive Chairman in April 2018 and CEO in July 2018. He serves as a member of Symbolic’s Strategic Initiatives Committee. He served as a Senior Policy Advisor to the United States Department of Commerce from 2014 to 2017. In that capacity, Mr. Stecker was part of the senior team that launched FirstNet. Mr. Stecker currently serves on the board of Live Microsystems, Inc. (OTC: LMSC). He previously served on the boards of MRV Communications from April 2013 to June 2016 and HealthWarehouse.com Inc. from December 2010 to August 2013, where he also served on the compensation committee. From January to November 2014, Mr. Stecker served as the Vice President of Mobile Entertainment for RealNetworks (Nasdaq: RNWK). From November 2009 to December 2013, he served as CEO of Live MicroSystems, Inc., and from April 2005 to November 2009 he was a senior executive in both Telecom Operations and Strategy at Cartesian, Inc. (Nasdaq: CRTN). He received his Bachelor of Arts in Political Science and Computer Science from Duke University, and his Juris Doctor from the University of North Carolina at Chapel Hill School of Law. Mr. Stecker brings to SeaChange over 20 years of experience as a public company executive in the telecommunications and wireless industries, which are highly relevant to the Company’s business and will assist the Company in developing, executing and evaluating business strategies and industry partnerships.

Class II Directors (Terms Expire at the 2025 Annual Meeting)

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Steven Singer (2021)

Director

Steven Singer, 62, has served as a Director of SeaChange since August 2021, and he chairs the Compensation Committee of the Board (the “Compensation Committee”). Mr. Singer is a principal of and consultant to Remus Holdings, Inc., a closely held investment business, a position he has held since 2016. Since July 2017, Mr. Singer has served as the chairman of the board of CCUR Holdings, Inc. Since 2019, he has served as a senior executive consultant to Green Precious Metal Recovery, LLC, an environmentally-friendly precious metals recovery firm. From 2000 to 2016, Mr. Singer served as the Chairman and Chief Executive Officer of American Banknote Corporation, a provider of secure financial products and solutions and a public company through 2007. Prior to that, Mr. Singer had been Executive Vice President and Chief Operating Officer of Remus Holdings, Inc. from 1994 to 2000. Mr. Singer has served on numerous public and private company boards on five continents, that cover a broad range of markets, including: financial and identity transactions and documents; data storage and retrieval; complex web hosting and managed services; cable TV; beverages; energy; textiles; plastics; telecom; and pharmaceuticals; and other medical devices and products. Over the course of his career, Mr. Singer has completed over 50 acquisitions, divestitures and strategic partnerships spanning five continents, which will make him a highly valuable board member as the Company pursues its business development activities through new acquisitions and strategic relationships. Moreover, his operating experience covers a broad range of markets, including: financial and identity transactions and documents; data storage and retrieval; complex web hosting and managed services; cable TV; beverages; energy; textiles; plastics; telecom; and pharmaceuticals and other medical devices and products. This wide range of operational knowledge will assist the Company in its evaluation of, and diligence surrounding, such businesses development activities. Mr. Singer has a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor from Harvard Law School.

Igor Volshteyn (2022)

Director

Igor Volshteyn, 46, has served as a Director of SeaChange since August 2022, and he chairs the Audit Committee of the Board (the “Audit Committee”). Mr. Volshteyn currently serves as Chief Executive Officer of CCUR Holdings, Inc., having previously served as President and Chief Operating Officer, and Senior Vice President of Business Development since 2019. Mr. Volshteyn also serves as Chief Executive Officer of Symbolic, where he has served as a director since January 2022. From August 2020 through November 2021, Mr. Volshteyn served as Chief Financial Officer and a director of Spartacus AC, a Nasdaq listed special purpose acquisition corporation focused on the TMT industry, that completed a business combination with NextNav in October 2021. Mr. Volshteyn began his career as a research analyst and investment banker at Tejas Securities Group, Inc. focusing primarily on technology and telecommunications and has over 20 years of experience in the investment management industry. Mr. Volshteyn served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an analyst and portfolio manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. Mr. Volshteyn holds a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin. Mr. Volshteyn is well qualified to serve as a director due to his extensive investment management and capital market experience, as well as his experience as a public company executive.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board has determined that Messrs. Nicol, Singer, Stecker and Volshteyn are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Marketplace Rules of Nasdaq. In making this determination, the Board affirmatively determined that none of such directors has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Stockholder Proposals

Under Rule 14a-8 of the Exchange Act, proposals of stockholders intended to be presented at the 2024 annual meeting of stockholders must be received in writing no later than the close of business on December 19, 2023 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153, Attention: Secretary. Under SeaChange’s by-laws, stockholders who wish to make a proposal at the 2024 Annual Meeting — other than one that will be included in SeaChange’s proxy materials pursuant to Rule 14a-8 — must send a written request no earlier than November 19, 2023 and no later than December 19, 2023. However, if our 2024 annual meeting of stockholders is not held between April 19, 2024 and July 18, 2024, this notice must be provided not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such annual meeting is first made by SeaChange. If a stockholder who wishes to present a proposal fails to notify SeaChange by the applicable deadline, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s by-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2024 annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

While our Board will consider proper stockholder proposals that are properly brought before the 2024 annual meeting of stockholders, we reserve the right to omit from next year’s proxy materials stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are available on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link. The Board must approve any waivers of the Ethics Policy for employees, executive officers or directors. If we amend or grant a waiver of one or more of the provisions of our Ethics Policy, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Ethics Policy that apply to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions by posting the required information on the Investors page of our website at www.seachange.com. Copies of the Ethics Policy can be obtained free of charge from the Investors page on our website, www.seachange.com, or by contacting our Secretary at our offices at SeaChange International, Inc., 177 Huntington Avenue, Suite 1703, PMB 73480, Boston, Massachusetts 02115-3153.

Board Meetings

The Board met 19 times and acted by written consent 26 times during the fiscal year ended January 31, 2023 (“fiscal 2023”). During fiscal 2023, each acting director attended at least seventy-five percent (75%) of the total number of meetings of the Board and meetings of all the committees of the Board on which they served. SeaChange has a policy that each member of its Board is encouraged to attend SeaChange’s annual meeting of stockholders. Last year, all of the then current directors attended the annual meeting of stockholders that was held on August 5, 2022.

Board Leadership Structure

Mr. Pons served as Chairman of the Board from December 4, 2019 until his resignation, which became effective immediately, on July 12, 2022. Following Mr. Pons’ resignation as Chairman and as a member of the Board, the Board appointed (i) Mr. Aquino as Chairman of the Board, in addition to remaining as the Company’s Chief Executive Officer, and (ii) Mr. Stecker as Lead Independent Director of Board. The Chairman of the Board sets the agenda for Board meetings and serves to facilitate and improve communications between the independent directors and the Company’s senior management. The Lead Independent Director provides leadership to (and reports to) the Board focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the Chairman and Chief Executive Officer, and promotes best practices and high standards of corporate governance. We believe this leadership structure is most appropriate for us because we believe having the Chief Executive Officer serve as Chairman fosters an alignment of various Company leadership duties. Additionally, the Company believes that having the person most familiar with all aspects of day-to-day operations leading the Board enhances accountability and effectiveness. SeaChange does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and Chief Executive Officer. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with necessary flexibility to adjust to changing circumstances.

Board Oversight of Risk

The Board oversees the business and strategic risks of SeaChange, including risks related to cybersecurity. The Audit Committee oversees financial reporting, internal controls and compliance risks confronting SeaChange. The Compensation Committee oversees risks associated with SeaChange’s compensation policies and practices, including performance-based compensation and change in control plans. The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board, including Board and employee diversity and human capital management. SeaChange provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K and, if necessary, its Quarterly Reports on Form 10-Q filed with the SEC.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee. The members are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. Each of these standing committees is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee

The current Audit Committee members are Mr. Volshteyn, as chairman of the committee since August 5, 2022, and Messrs. Nicol and Stecker, each of whom meet the independence requirements of the SEC and

Nasdaq, as described above. In addition, the Board has determined that each member of the Audit Committee is financially literate, and that Mr. Volshteyn satisfies the requirement of Nasdaq-listed companies that at least one member of the Audit Committee possess financial sophistication and that Mr. Volshteyn is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including its system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors. The Audit Committee met four times and acted by written consent three times during fiscal 2023. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link.

Compensation Committee

The current Compensation Committee members are Mr. Singer, as chairman of the committee, and Messrs. Nicol and Volshteyn, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. Among other things, the Compensation Committee determines the compensation, including stock options, restricted stock units (“RSUs”), deferred stock units (“DSUs”), performance stock units (“PSUs”), and other equity compensation, of SeaChange’s management and key employees, administers and makes recommendations concerning SeaChange’s equity compensation plans, and ensures that appropriate succession planning takes place for all levels of management, department heads and senior management. The Compensation Committee met three times and acted by unanimous written consent 10 times during fiscal 2023. The responsibilities of the Compensation Committee and its activities during fiscal 2023 are more fully described in this proxy under the heading, “Compensation Discussion and Analysis.” The Board has adopted a written charter setting out the functions the Compensation Committee is to perform. A copy of this may be found on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link.

Corporate Governance and Nominating Committee

The current Corporate Governance and Nominating Committee members are Mr. David Nicol, as chairman of the committee, and Messrs. Singer and Stecker, each of whom meet the independence requirements of the SEC and Nasdaq, as described above. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Ethics Policy. The Corporate Governance and Nominating Committee identifies Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange. Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee met one time and acted by unanimous written consent four times during fiscal 2023. The Board has adopted a written charter setting out the functions the Corporate Governance and Nominating Committee is to perform. A copy of this may be found on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria for prospective nominees.

SeaChange believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and ability that will allow the Board to fulfill its responsibilities. As part of the consideration in fiscal 2023, by the Corporate Governance and Nominating Committee of candidates for election to the Board, these criteria were reviewed, and the Corporate Governance and Nominating Committee determined that no changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 177 Huntington Avenue, Suite 1703, PMB 73480, Boston Massachusetts 02115-3153. SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s by-laws. The procedures and related deadlines are summarized in this proxy statement under the heading “Stockholder Proposals.” The Secretary will provide the notice to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders and does not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Chairman of the Board, if directed to the Board as whole, or to an individual director, if directed to that particular Board member, care of SeaChange’s Secretary, at SeaChange’s offices at 177 Huntington Avenue, Suite 1703, PMB 73480. Boston, Massachusetts 02115-3153. Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors. Communication sent in any other manner, including but not limited to email, text messages or social media will be forwarded to the entire Board. The Chairman of the Board will determine the appropriate response to such communication.

Board Diversity

Although the Board does not have a formal policy regarding diversity, the Corporate Governance and Nominating Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and Corporate Governance and Nominating Committee’s self-evaluation. With the assistance of the Corporate Governance and Nominating Committee, the Board regularly reviews trends in board composition, including on director diversity.

Board Diversity Matrix (As of April xx, 2023)
Total Numbers of Directors	5
	Female	Male	Non- Binary	Did not Disclose Gender
Part 1: Gender Identity
Directors	0	5	0	0
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

At SeaChange, we recognize that a diverse workforce with a culture of inclusivity is critical to our success as a company. In alignment with global environmental, social and governance reporting, we recognize the importance of maintaining a diverse and inclusive workforce and Board. We acknowledge the lack of diversity on our Board, which, in part, is due to the Company’s concentration in fiscal 2023 regarding a transformative transaction that, if closed, would have transformed the make-up of the Board coupled with the relative small size of the Board. Going forward, we strive to be part of the solution.

Compensation of Directors

Directors who are employees of SeaChange receive no compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

Non-employee directors received the following cash compensation in fiscal 2023:

•	A cash retainer of $45,000;

•	Each member of the Audit Committee received additional cash compensation of $7,500, other than the Chairman of the Audit Committee, who received additional cash compensation of $15,000;

•

Each member of the Compensation Committee received additional cash compensation of $6,000, other than the Chairman of the Compensation Committee, who received additional cash compensation of $12,000; and

•

Each member of the Corporate Governance and Nominating Committee received additional cash compensation of $5,000, other than the Chairman of the Corporate Governance and Nominating Committee, who received additional cash compensation of $12,000, which was increased from $10,000 effective August 5, 2022.

In addition, each non-employee director is entitled to receive an annual grant of RSUs valued at $100,000, granted on the date of our Annual Meeting and which vests in full one year from the grant date, subject to acceleration in the event of a Change in Control (as defined in the applicable plan and/or award agreement). Our non-employee directors have the option to receive stock options or DSUs in lieu of RSUs, and the shares underlying the DSUs are not issued until the earlier of the director ceasing to be a member of the Board or immediately prior to consummation of a Change in Control.

Newly appointed non-employee directors receive an initial grant of RSUs valued at $100,000, granted on the date of the director’s appointment or election to the Board, which vest annually in three equal tranches over a three-year period, subject to acceleration in the event of a Change in Control. Newly appointed non-employee directors also receive (i) 100% of the annual grant of RSUs valued at $100,000, if their appointment/election is within six months of the Company’s last Annual Meeting of Stockholders or (ii) 50% of the annual grant of RSUs valued at $50,000, if their appointment/election is within six months of the Company’s next Annual Meeting of Stockholders. New non-employee directors have the option to receive their initial grant in the form of stock options or DSUs rather than RSUs (as described above with respect to the annual awards).

Director Compensation Fiscal 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
David Nicol (2)	70,750	100,000	170,750
Steven Singer (3)	60,250	100,000	160,250
Matthew Stecker (4)	71,500	100,000	171,500
Igor Volshteyn (5)	33,000	200,000	233,000

(1)	The grant date fair value for each of these awards is as follows:

Name	Date of Grant	Stock Awards (#RSUs, except as noted)	Total Grant Date Fair Value ($)
David Nicol (2)	8/5/2022	163,881	100,000
Steven Singer (3)	8/5/2022	163,881	100,000
Matthew Stecker (4)	8/5/2022	163,881	100,000
Igor Volshteyn (5)	8/5/2022	327,762	200,000

(2)	Mr. Nicol received an annual stock award valued at $100,000 for his services as a member of the Board. Mr. Nicol elected RSUs for all his fiscal 2023 grants.

(3)	Mr. Singer received an annual stock award valued at $100,000 for his services as a member of the Board. Mr. Singer elected RSUs for all his fiscal 2023 grants.

(4)	Mr. Stecker received an annual stock award valued at $100,000 for his services as a member of the Board. Mr. Stecker elected RSUs for all his fiscal 2023 grants.

(5)

Mr. Volshteyn was appointed to the Board on August 5, 2022 and received an initial stock award valued at $100,000 for his appointment to the Board, as well as additional stock awards for his services to the Board totaling $100,000 during fiscal 2023. Mr. Volshteyn elected RSUs for all his fiscal 2023 grants.

The following table sets forth the following aggregate number of shares under outstanding stock awards and stock options held by directors who are not named executive officers as of January 31, 2023.

Name	Aggregate Stock Awards Outstanding (#)	Aggregate Stock Options Outstanding (#)
David Nicol (1)	393,695	—
Steven Singer (2)	350,797	—
Matthew Stecker (3)	360,327	50,000
Igor Volshteyn (4)	327,762	—

(1)	All outstanding stock awards for Mr. Nicol are RSUs.
(2)	All outstanding stock awards for Mr. Singer are RSUs.

(3)	Of the outstanding stock awards for Mr. Stecker, 273,370 stock awards are RSUs and 86,957 stock awards are DSUs.
(4)	All outstanding stock awards for Mr. Volshteyn are RSUs.

Report of the Audit Committee

The Audit Committee currently consists of Mr. Volshteyn (Chairman as of August 5, 2022) and Messrs. Nicol and Stecker.

The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm;

•	Assist the Board in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders;

•	Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations; and

•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board.

The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.seachange.com under the “Governance” section of the “Investors” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal 2023, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Marcum LLP, SeaChange’s independent registered public accounting firm that served in fiscal 2023, to discuss those consolidated financial statements.

The Audit Committee has received from and discussed with Marcum LLP the written disclosures and the letters required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Marcum LLP their independence. The Audit Committee also discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2023. The Audit Committee also decided to retain Marcum LLP as SeaChange’s independent registered public accounting firm for the 2024 fiscal year.

RESPECTFULLY SUBMITTED BY THE AUDIT

COMMITTEE OF THE BOARD OF DIRECTORS

Igor Volshteyn, Chairman

David Nicol

Matthew Stecker

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Peter Aquino, SeaChange’s Chief Executive Officer and Chairman, whose biographical information is set forth above on page 10, SeaChange’s other executive officers, as of the filing of the proxy statement, are:

Executive Officer’s Name	Position and Principal Occupation and Business Experience During the Past Five Years
Christoph Klimmer

President

Mr. Klimmer, 40, was appointed as the Company’s President on August 9, 2022 after serving as the Company’s Chief Revenue Officer from October 2021 to August 2022, Senior Vice President of Global Sales and Marketing from February 2021 until October 2021, and Vice President EMEA Sales from February 2019 until February 2021. Mr. Klimmer joined SeaChange in February 2019 when the Company acquired Danish streaming platform provider Xstream A/S. Mr. Klimmer has more than 15 years of experience in the technology, media and telecommunications industry (TNT). Prior to joining SeaChange, Mr. Klimmer was the Head of Business Development at the Danish streaming platform provider Xstream A/S, which enabled OTT and streaming services for customers such as Telenor Group’s Canal Digital (now Allente) or Spark New Zealand’s Lightbox (now owned by Sky Television New Zealand). Mr. Klimmer held various senior sales, operations and business development positions prior to joining Xstream in 2015, including Chief Operating Officer at SporterPilot ApS from October 2013 until April 2015, a sports data start-up company. Mr. Klimmer is an angel investor and advisor to various FinTech, BioTech and Sustainability start-up companies. He holds a Ph.D. in Media Studies from the University of Hamburg, Germany.

Mark Szynkowski

Chief Financial Officer, Senior Vice President and Treasurer

Mark Szynkowski, 55, joined the Company on January 3, 2023 and was appointed as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective January 23, 2023. Mr. Szynkowski, brings with him over 20 years of finance and accounting experience, an extensive background in mergers and acquisitions, budgeting and forecasting, and a broad knowledge of the software technology industry. Previously, from December 2017 to December 2022 he served as SVP of Finance and Principal Accounting Officer for Symbolic. Prior to that role, he served as Chief Financial Officer of 6D Global Technologies, Inc., a Digital Marketing technology company. In these positions, he was responsible for overseeing financial operations including SEC filings, Sarbanes–Oxley Act of 2002 compliance and reporting. Earlier in his career, Mr. Szynkowski served in a variety of financial positions with Epiq Systems (“Epiq”), a global technology, Software as a Service and professional services provider to the legal industry. Over nearly 10 years at Epiq, Mr. Szynkowski held senior positions including Vice President of Finance, Electronic Discovery Segment; Corporate Controller; and Subsidiary Controller. Prior to that, he served as Controller for Tradeware Global LLC, Vice President of Finance and Operations for Integro Staffing Services and was a Senior Auditor with Ernst & Young. Mr. Szynkowski has a B.A. in Accounting from Alfred University.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board, and serve until their successors have been duly elected and qualified. Each executive officer is a full-time employee of SeaChange. There are no family relationships among any of the executive officers or directors.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to our success and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, incentive compensation and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved, which we believe aligns the interests of our executives with that of our stockholders.

Fiscal 2023 Business Results

Our products provide first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. Our technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services as well as free ad-supported Television (FAST) channels to manage, curate, distribute and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. We license our software on a perpetual or specified term, as well as on a subscription basis (“Software as a Service or SaaS”) whereby the customer only has a right to access the Company’s software for a defined term. Our product portfolio consists of Operator TV Platforms, StreamVid, Advanced Advertising, and the Xstream™ Platform.

Our cash, cash equivalents, restricted cash and marketable securities totaled $14.7 million at January 31, 2023. Our overall financial performance improved from fiscal 2022. Revenues increased to $32.5 million in fiscal 2023 compared to revenues of $27.3 million in fiscal 2022 and net loss was $11.4 million in fiscal 2023 compared to a net loss of $7.4 million in fiscal 2022.

Named Executive Officers

This Compensation Discussion and Analysis discusses compensation decisions with respect to (i) all individuals who served as our principal executive officer or in a similar capacity during fiscal 2023, (ii) SeaChange’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of fiscal 2023, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii), but for the fact that the individual was not serving as an executive officer of SeaChange at the end of fiscal 2023. We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “named executive officers” or “NEOs.” For fiscal 2023, the named executive officers were:

•	Peter Aquino, our Chief Executive Officer;

•	Mark Szynkowsi, our Chief Financial Officer;

•	Christoph Klimmer, our President;

•	Michael Prinn, our former Chief Financial Officer; and

•	Kathleen Mosher, our former Chief Financial Officer.

As discussed below, Mr. Prinn and Ms. Mosher no longer serve as executive officers of SeaChange as of January 31, 2023; therefore, currently only Messrs. Aquino, Klimmer, and Szynkowski are executive officers for SeaChange at the end of fiscal 2023.

Pay for Performance

Payouts under our executive compensation incentive plan in recent years have reflected the variability in our financial performance.

The Company did not meet its financial goals in fiscal 2022, mainly due to the lingering impact of the COVID-19 pandemic on the Company’s business; however, the Committee used its discretion in awarding partial short-term incentive awards for fiscal 2022. In fiscal 2023, the Committee set financial performance goals relating to revenue, EBITDA and individual performance and allowed for an additional maximum stretch amount for the fiscal 2023 short-term incentive awards.

In fiscal 2021, a long-term incentive plan was adopted with the fiscal 2021 PSU awards being determined by the Company’s attainment of a certain stock price to be maintained for 20 business days within three years of the PSU grant date. The stock price was not met in fiscal 2021, fiscal 2022 and fiscal 2023, and no vesting of the fiscal 2021 PSUs occurred.

In fiscal 2022, a long-term incentive plan was adopted with fiscal 2022 PSU awards being determined by the Company’s attainment of quarterly financial metrics based on revenue and non-GAAP operating income. Based on actual performance and discretion by the Compensation Committee, quarterly vesting of the fiscal 2022 PSUs was fully achieved in the second quarter of fiscal 2022, in the fourth quarter of fiscal 2022, in the second quarter of fiscal 2023, in the third quarter of fiscal 2023 and in the fourth quarter of fiscal 2023, and 50% vesting was attained in the third quarter of fiscal 2022 and in the first quarter of fiscal 2023.

In fiscal 2023, a long-term incentive plan was adopted, with half of the equity awarded being time-based RSUs and the other half being performance-based PSUs. The vesting of the PSU awards is determined by the Company’s attainment of a certain stock price to be maintained for 20 business days within three years of the PSU grant date. The stock price was not met in fiscal 2023, and no vesting of the fiscal 2023 PSUs has occurred to date.

We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance, thereby aligning the interests of our executive team with that of our stockholders.

Compensation Objectives

We structure our executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence to this philosophy. Pursuant to the Compensation Committee’s charter, such responsibility could be delegated to a subcommittee, but the Compensation Committee has not delegated its authority.

The Compensation Committee has designed an executive compensation plan that rewards the achievement of specific financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation creates alignment with stockholder interests and provides a structure in which executives are rewarded for achieving results that the Compensation Committee believes will enhance stockholder value.

The Compensation Committee believes that stockholder interests are best served by compensating our executives at industry competitive rates, recognizing superior performance and providing incentives to achieve overall business and financial objectives, which collectively align the interests of our executives and our stockholders. In addition, we believe that our ability to achieve financial and non-financial goals is enhanced.

Setting Executive Compensation

When setting the annual compensation plan for our executive officers, the Compensation Committee begins with an analysis of each compensation component for our Chief Executive Officer. This analysis includes the dollar amount of each component of compensation payable to the Chief Executive Officer related to the relevant period, together with the related metrics for performance-based compensation. The overall purpose of this analysis is to bring together all of the elements of fixed and contingent compensation, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate amount of actual projected and potential compensation.

The Compensation Committee then presents this analysis to the Chief Executive Officer, who provides input to the Compensation Committee on the reasonableness, feasibility and effectiveness of the compensation components, including performance metrics, proposed by the Compensation Committee. The Chief Executive Officer then creates similar compensation component breakdowns for the other executive officers and presents compensation recommendations of both base and performance-based compensation related to the relevant period, together with the associated performance metrics to the Compensation Committee. These recommendations are then reviewed and, once agreed upon, approved by the Compensation Committee. The Compensation Committee can and has exercised its discretion in modifying any recommended compensation to executives and exercises this discretion in active consultation with the Chief Executive Officer. The Compensation Committee did not engage the services of a compensation consultant in fiscal 2023. At our 2022 annual meeting of stockholders, we submitted our executive compensation to an advisory vote of our stockholders and it received the support of 92.7% of the total votes cast on this matter at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation, including the “Say-on-Pay” vote. While we had already approved our fiscal 2023 compensation plan by the time we held our “Say-on-Pay” vote in August 2022, we considered the stockholder advisory vote in formulating our fiscal 2024 compensation plan. This consideration included reaching out to our largest stockholders as part of the Company’s on-going outreach program.

Fiscal 2023 Executive Compensation Components

For the fiscal year ended January 31, 2023, the principal components of compensation for our named executive officers were:

•	base salary;

•	short-term performance-based incentive compensation;

•	discretionary cash awards;

•	long-term incentive equity awards;

•	discretionary equity awards;

•	change in control and termination benefits; and

•	general employee welfare benefits.

As discussed below, in approving the executive compensation for fiscal 2023, the Compensation Committee was guided by its belief that this mix of compensation would allow us to pay our executive officers competitive levels of compensation that best reflect their respective individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives and aligning the interests of our executives with that of our stockholders.

Summary of Fiscal 2023 Management Changes

The Company experienced new appointments and turnover in its executive management team during fiscal 2023, as follows:

Offices of the Chief Executive Officer and President

Mr. Aquino was named Chairman of SeaChange’s Board on July 15, 2022 in addition to his role as President and Chief Executive Officer. On August 17, 2022, Mr. Aquino delegated his role as President of the

Company to Mr. Christoph Klimmer, effective immediately, to rebalance executive roles and responsibilities. Prior to his appointment to President, Mr. Klimmer was the Company’s Senior Vice President and Chief Revenue Officer.

Office of the Chief Financial Officer

On August 3, 2022, Mr. Michael Prinn resigned as the Executive Vice President, Chief Financial Officer, and Treasurer of the Company, effective immediately. Following the Resignation of Mr. Prinn, the Board appointed Kathleen Mosher as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective August 3, 2022, and she served such role through January 23, 2023. On January 23, 2023, the Company replaced Ms. Mosher as the Senior Vice President, Chief Financial Officer, and Treasurer of SeaChange, effective immediately and appointed Mark Szynkowski as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

In connection with the resignation of Mr. Prinn, the Company and Mr. Prinn entered into the Employee Transition Separation Agreement and General Release on August 24, 2022 (the “Prinn Release Agreement”). Pursuant to the terms of the Prinn Release Agreement, Mr. Prinn’s last day of employment with the Company was September 30, 2022. Mr. Prinn will receive one year of his annual salary of $300,000 paid over 24 semi-monthly installments. He also received pursuant to the Prinn Release Agreement (i) an additional $50,000 for the successful completion of various transition tasks, (ii) Company paid COBRA benefits until the sooner of (a) December 31, 2022 or (b) becoming eligible for benefits at a new employer, and (iii) accelerated vesting of the remaining final tranche of 4,762 RSUs from his RSU grant dated May 26, 2020.

In connection with the departure of Ms. Mosher, the Company and Ms. Mosher entered into the Settlement Agreement and General Release on March 14, 2023 (the “Mosher Release Agreement”). Pursuant to the terms of the Mosher Release Agreement, Ms. Mosher will receive four months of her annual salary of $205,000 paid in a lump sum payment.

Compensation Arrangement with Former Chief Financial Officer, Kathleen Mosher

•	Initial annual base salary of $205,000;

•

A fiscal 2023 performance-based Short-Term Incentive bonus compensation plan of up to 30% of her base salary. The fiscal 2023 payout would have been prorated for her time as the Chief Financial Officer of the Company;

•	Eligibility to participate in the Company’s Long-Term Incentive equity compensation plan;

•

After six months of employment, an entitlement to six months of base salary paid in 12 semi-monthly installments upon the termination of employment other than for cause and not in connection with a change in control of the Company; and

•	Entry into a Change in Control Severance Agreement with enhanced severance benefits in the event of a change in control, which was not executed prior to her separation from the Company.

Compensation Arrangement with Current President, Christoph Klimmer

•	Initial annual base salary of EUR 241,061;

•

A fiscal 2023 performance-based compensation plan to consist of a target bonus award of 50% of base salary payable in cash, and a stretch bonus award opportunity for an additional 50% (for a total of 100%). The fiscal 2023 payout will be prorated for his time as President of the Company;

•	Eligibility to participate in the Company’s Long-Term Incentive equity compensation plan;

•	An entitlement to nine months’ notice period of termination of employment other than for cause and not in connection with a change in control of the Company; and

•	Entry into a Change in Control Severance Agreement with enhanced severance benefits in the event of a change in control, which has not yet been executed.

Compensation Arrangement with Current Chief Financial Officer, Mark Szynkowski

•	Initial annual base salary of $205,000;

•

A fiscal 2024 performance-based Short-Term Incentive bonus compensation plan of up to 30% of his base salary and Long-Term Incentive equity plan as established by the Board at the discretion of the Compensation Committee. Mr. Szynkowski will also be eligible to receive a discretionary cash bonus for the remainder of fiscal 2023 at the Board’s sole discretion;

•	Eligibility to participate in the Company’s Long-Term Incentive equity compensation plan;

•

After six months of employment, an entitlement to six months of base salary paid in 12 semi-monthly installments upon the termination of employment other than for cause and not in connection with a change in control of the Company; and

•	Entry into a Change in Control Severance Agreement with enhanced severance benefits in the event of a change in control, which has not yet been executed yet.

Base Salary

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined individually for each executive.

During its review of base salaries for named executive officers, the Compensation Committee primarily considers:

•	individual performance of the executive;

•	our overall past operating and financial performance and future expectations;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	market data regarding peer companies.

The Compensation Committee does not give a specific weighting among these various factors but rather considers the factors collectively in setting base salary. Salary levels are typically considered on an annual basis as part of the performance review process, as well as upon a promotion or other change in job responsibility. We try to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with our objectives.

In fiscal 2023, Mr. Aquino’s base salary was $350,000; Mr. Szynkowski’s annual base salary was $205,000; and Mr. Klimmer’s base salary was EUR 241,061 ($262,062 as of January 31, 2023). Mr. Prinns’s base salary was $300,000 and Ms. Mosher’s base salary was $205,000 at the time of their separation from the Company.

Performance-Based Incentive Compensation

After considering the overall cash-equity mix of the aggregate compensation paid to our named executive officers, the Compensation Committee has historically structured awards pursuant to the fiscal performance-based compensation plans to be a mixture of cash, stock options, RSUs and PSUs. The Compensation Committee believes that including both cash and stock options, RSUs and PSUs as an element of the performance-based compensation is important as it further aligns the interests of our executive officers with those of our stockholders, increases executive ownership of our stock, discourages excessive levels of risk taking, and enhances executive retention in a challenging business environment and competitive labor market, while at the same time providing competitive current compensation and accounting for the liquidity limitations created by the Company’s stock ownership guidelines.

Starting in fiscal 2016, the Compensation Committee has annually established a long-term incentive plan pursuant to which all equity awards to the named executive officers are made, and a short-term incentive compensation plan, pursuant to which all cash awards to the named executive officers are made. All equity awards made under the annual long-term incentive compensation plans were made pursuant to SeaChange’s Second Amended and Restated 2011 Compensation Incentive Plan (the “2011 Plan”) or SeaChange’s Amended and Restated 2021 Compensation and Incentive Plan (the “2021 Plan”), as applicable, and are subject to the terms thereof.

Fiscal 2023 Performance-Based Short-Term Incentive Compensation Plan

The Compensation Committee believes that performance-based incentive compensation motivates the achievement of critical annual performance objectives aimed at enhancing stockholder value. The fiscal 2023 short-term incentive plan (the “fiscal 2023 STI”) established for eligible executive officers provided for cash awards payable upon the satisfaction of specified targets.

Performance-based compensation for our eligible executive officers pursuant to our fiscal 2023 STI was structured so that the short-term incentive cash bonus target was a certain percentage of base salary, as follows.

Target Bonus Percentage as a Percentage of Salary

	Threshold (75% of target)	Target (100% of target)	Stretch (120% of target)	Max Stretch (Compensation Committee discretion)
Pete Aquino	45%	60%	72%	100%
Mark Szynkowski (1)	N/A	N/A	N/A	N/A
Christoph Klimmer	37.5%	50%	60%	100%
Michael Prinn (2)	N/A	N/A	N/A	N/A
Kathleen Mosher (2)	N/A	N/A	N/A	N/A

(1)	Fiscal 2023 bonus is at the discretion of the Compensation Committee.
(2)	Mr. Prinn and Ms. Mosher are not eligible for a fiscal 2023 bonus since they were not employed as the Chief Financial Officer on January 31, 2023.

In determining the targets and payouts at target performance levels for each of the objectives for awards under the fiscal 2023 STI, the Compensation Committee considered the probability of achieving that target and the corresponding level of individual and group effort that would be required to achieve that target. The performance metrics to achieve the short-term incentive cash bonus was as follows:

Target Performance Metrics

	Threshold	Target	Stretch
Revenue	$27,856,000	$28,724,000	$32,772,000
EBITDA	($1,000,000)	$313,000	$1,000,000

The Compensation Committee retained discretion to adjust these targets during the year. The Compensation Committee did not establish limits for itself with respect to exercise of this discretion and believes that this discretion is important in order to retain the ability to compensate executive officers in a manner that reflects overall corporate and individual performance relative to the market conditions.

Weight of Performance Metrics

Percentage
Revenue	40%
EBITDA	50%
Individual Performance (1)	10%

(1)	If performance is less than threshold, then the Compensation Committee has discretion to consider individual performance awards up to 10% of the target.

The Company exceeded both its revenue and EBITDA targets in fiscal 2023. Fiscal revenue was $32,493,000, which is 119% of target, and EBITDA was $583,000, which is 108% of target. The weighted payout target for fiscal 2023 was 111.4%, which resulted in a fiscal 2023 STI cash bonus of $234,000 for Mr. Aquino and $65,000 for Mr. Klimmer, which was prorated for his service as President in fiscal 2023. Mr. Klimmer also received $81,826 in commissions in fiscal 2023 while serving as the Company’s Chief Revenue Officer prior to his appointment as President in August 2022. In addition to the cash bonus, the Compensation Committee used its discretion to pay Mr. Aquino and Mr. Klimmer an additional $13,000 and $45,000, respectively, under the fiscal 2023 STI in RSUs. Mr. Aquino received 27,660 RSUs and Mr. Klimmer received 95,745 RSUs, with one third vesting on the grant date of April 6, 2023, one third vesting on the first anniversary of the grant date and the final third vesting on the second anniversary of the grant date. Mr. Szynkowski was paid a discretionary bonus of $5,000 since Mr. Szynkowski did not participate in the fiscal 2023 STI due to his length of service with the Company in fiscal 2023. Mr. Prinn and Ms. Mosher were not paid any discretionary cash bonuses for fiscal 2023 due to their employment termination status from the Company on January 31, 2023.

Long-Term Incentive Equity Awards

Fiscal 2023 Long-Term Incentive Program

After not providing long-term equity-based incentive awards in fiscal 2020, the Compensation Committee reinstated the long-term incentive compensation plan in fiscal 2021, fiscal 2022 and fiscal 2023 (“fiscal 2023 LTI”) under which the named executive officers received long-term equity-based incentive awards, which are intended to align the interests of our named executive officers with the long-term interests of our stockholders and to emphasize and reinforce our focus on team success. The long-term equity-based incentive compensation awards for fiscal 2023 were made half in the form of PSUs and half in the form of RSUs.

For fiscal 2023, the following awards under the fiscal 2023 LTI were approved by the Compensation Committee effective as of September 29, 2022:

Name	RSUs	PSUs
Peter Aquino	350,000	350,000
Mark Szynkowski	—	—
Christoph Klimmer	150,000	150,000
Michael Prinn	—	—
Kathleen Mosher (1)	60,000	60,000

(1)	Ms. Mosher’s award was cancelled upon her separation from the Company on January 31, 2023.

One quarter of the fiscal 2023 RSUs vested on March 29, 2023, and the remaining three quarters will vest in three equal tranches on September 29, 2023, September 29, 2024 and September 29, 2025. The fiscal 2023 LTI performance-based awards will vest when a threshold closing share price of the Company’s common stock of $2.50 is held for 20 consecutive trading days within three years of September 29, 2022. In determining the size of the performance-based stock option award, the Compensation Committee takes into account individual performance (generally consisting of financial performance for the year as well as a subjective, qualitative review of each named executive officer’s contribution to the success of the business), internal pay equity considerations and the value of previously granted equity awards.

Additional Fiscal 2023 LTI Terms

In the event of a Change in Control of the Company, then all the fiscal 2023 LTI RSUs shall vest immediately prior to the Change in Control of the Company, provided that the executive is employed with the Company at the time of a Change in Control of the Company.

In the event of a Change in Control of the Company, if the fiscal 2023 LTI PSUs have not vested on the attainment of the $2.50 closing stock price for 20 consecutive trading days, then (i) if the Change in Control had occurred before March 29, 2023, then no unvested PSUs would have vested; (ii) if the Change in Control occurs on or after March 29, 2023, but before September 29, 2023, then one quarter of the PSUs shall vest immediately prior to the Change in Control; (iii) if the Change in Control occurs on or after September 29, 2023, but before September 29, 2024, then one half of the of the PSUs shall vest immediately prior to the Change in Control; (iv) if the Change in Control occurs on or after September 29, 2024, but before September 29. 2025, then three quarters of the of the PSUs shall vest immediately prior to the Change in Control; or (v) if the Change in Control occurs on or after September 29, 2025, then all PSUs shall vest immediately prior to the Change in Control. Those PSUs that do not vest pursuant to the above Change in Control provisions shall be forfeited on a Change of Control.

Clawback Policy; Stock Ownership Guidelines; Hedging and Pledging Restrictions

Compensation paid to our named executive officers is subject to a policy regarding compensation reimbursement, or a “clawback” policy, as described in our Ethics Policy, a copy of which is available on our website of www.seachange.com under the “Governance” section of the “Investors” link. The policy provides that in the event that our financial results are significantly restated, the Board will review any compensation, other than base salary, paid or awarded to any executive officer found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. The Board will, to the extent permitted by law, require the executive officer to repay any such compensation if:

•	the amount of such compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement;

•	the executive officer engaged in fraud or intentional misconduct that caused the need for the restatement; and

•	such compensation would have been lower than the amount actually awarded had the financial results been properly reported.

Compensation paid to our named executive officers in the form of equity is also subject to our stock retention and ownership guidelines that apply to our directors and senior officers, as described in our Corporate Governance Guidelines, a copy of which is available on our website at www.seachange.com under the “Governance” section of the “Investors” link. These guidelines provide that by the later of six years following appointment to office or four years following election to the Board, as applicable:

•	each non-employee director is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to the lesser of 40,000 shares or $250,000 worth of shares;

•	the Chief Executive Officer is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 250,000 shares;

•	the Chief Financial Officer is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 75,000 shares; and

•	each Senior Vice President that is an executive officer is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to 50,000 shares.

Prior to meeting the stock ownership targets, each non-employee director and senior executive officer is encouraged, but is not required, to retain a meaningful portion of all shares of stock acquired by the non-employee director or officer (whether through equity awards by SeaChange, purchases on the open market or otherwise) in order to progress toward the stock ownership targets, other than shares of stock sold to pay taxes and/or applicable exercise price with respect to an equity award. Upon meeting the stock ownership targets, each non-employee director and senior executive officer is required thereafter to retain not less than twenty-five percent (25%) of all shares of stock acquired by the non-employee director or officer (whether through equity awards by SeaChange, purchases on the open market or otherwise), other than shares of stock sold to pay taxes and/or the applicable exercise price with respect to an equity award. In addition, upon any termination of service for a non-employee director and upon voluntary termination of service for a senior executive officer, such director or officer must wait at least 90 days before selling any shares. In the case of hardship or other compelling personal requirements, the stock ownership targets may be waived to permit the sale of shares by the affected person.

In addition, our Insider Trading and Tipping Policy prohibits our insiders, which includes our employees and directors, from engaging in hedging transactions and requires the prior written consent of our compliance officer to pledge securities of SeaChange owned by the insider. We have not received any requests pursuant to our Insider Trading and Tipping Policy to permit pledges of SeaChange stock.

We have made, and from time to time continue to make, grants of stock options and RSUs to eligible employees based upon our overall financial performance and their individual contributions. Stock options and RSUs are designed to align the interests of our executives and other employees with those of our stockholders by encouraging them to enhance the value of SeaChange. In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the individual to remain an employee. We do not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

Change in Control and Termination Benefits

Mr. Aquino, is a party to a Change in Control Agreement. The Change in Control Agreement provides for benefits upon termination of employment following a change in control or sale of SeaChange (commonly referred to as “double trigger”) and do not contain any tax gross-up provisions. SeaChange entered into these agreements to reflect current best pay practices, while continuing to provide an incentive for each executive to remain with SeaChange leading up to and following a Change in Control.

In addition to the Change in Control Agreements, the offer letters governing the employment of each of Messrs. Aquino, Szynkowski, and Mr. Klimmer include provisions regarding payments in the event of a termination under other circumstances.

The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal 2023 year-end, are described in detail on page 36 under the heading entitled “Potential Payments upon Termination Associated with a Change in Control.”

General Employee Welfare Benefits

We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. We also maintain medical, disability and life insurance plans and other benefit plans for our employees.

Fiscal 2024 Executive Compensation Components

The Compensation Committee did not engage a compensation advisor to set the fiscal 2024 compensation and incentive compensation plans. The principal components of fiscal 2024 executive compensation are as follows, the same as existed for fiscal 2023 executive compensation:

•	base salary;

•	short-term performance-based incentive compensation;

•	discretionary cash awards;

•	long-term incentive equity awards;

•	discretionary equity awards;

•	change in control and termination benefits; and

•	general employee welfare benefits.

Within this framework, the Compensation Committee established the specific compensation programs for our named executive officers.

Similar to previous years, in fiscal 2024 no equity awards will be made to the named executive officers under the fiscal 2024 short-term incentive bonus plan (“fiscal 2024 STI”). Instead, any incentive equity awards to the named executive officers during fiscal 2024 are intended to be made under the fiscal 2024 long-term incentive compensation plan (“fiscal 2024 LTI”) subject to vesting based in part on the extent to which employment continues for three years.

Tax and Accounting Implications

The financial reporting and income tax consequences to SeaChange of individual compensation elements are considered by the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements.

Summary Compensation Table

The following table sets forth summary information regarding the compensation in fiscal 2023 and 2022 for SeaChange’s named executive officers to the extent such person was a named executive officer during the applicable period.

As described above in “Compensation Discussion and Analysis,” final determinations regarding awards of fiscal 2023 STI compensation are made after fiscal year-end, when performance against the previously established metrics may be assessed by the Compensation Committee. With respect to equity awards under SeaChange’s performance-based long-term incentive compensation plans, the grant date for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) is the service inception date, or the beginning of the period during which performance is measured. In accordance with ASC 718, the amounts reflected below under the headings “Stock Awards” for fiscal 2023, represent the probable outcome as of the service inception date of the performance conditions under the fiscal 2023 LTI, which in each case is the award amount at the targets approved by the Compensation Committee. In the table below performance-based compensation paid in cash after fiscal year-end but earned in the prior fiscal year is reflected under the heading “Non-Equity Incentive Plan Compensation” or “Bonus,” as applicable, in the fiscal year in which that compensation was earned, regardless of when paid.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Peter Aquino Chief Executive Officer	2023	379,167	—	237,000	—	234,000	—	850,167
	2022	121,970	—	648,000	—	—	—	769,970

Mark Szynkowski (2) Chief Financial Officer, Senior Vice President & Treasurer	2023	15,132	5,000	—	—	—	—	20,132

Christoph Klimmer (3) President	2023	245,530	81,826	141,000	—	65,000	—	533,356

Michael Prinn (4) Former Chief Financial Officer, Executive Vice President & Treasurer	2023	225,000	—	—	—	—	350,000	575,000
	2022	300,000	66,000	—	185,385	—	—	551,385

Kathleen Mosher (5) Former Chief Financial Officer, Senior Vice President & Treasurer	2023	100,947	—	38,400	—	—	69,917	209,264

(1)

The amounts shown under the “Stock Awards” column represent the aggregate grant date fair value of the applicable RSU and target PSU awards as computed in accordance with ASC 718, disregarding any estimates of forfeitures relating to service-based vesting conditions. RSUs and performance-based PSUs are valued at the grant date based upon the probable outcome of the performance metrics. Therefore, the amounts under the “Stock Awards” column do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. Stock Awards granted for fiscal 2023 consist of: for Mr. Aquino, a RSU stock award valued at $150,500, a PSU stock award valued at $73,500 and a RSU stock award valued at $13,000 in lieu of part of his fiscal 2023 STI cash bonus which was issued on April 6, 2023; for Mr. Klimmer, a RSU stock award valued at $64,500, a PSU stock award valued at $31,500 and a RSU stock award valued at $45,000 in lieu of part of his fiscal 2023 STI cash bonus which was issued April 6, 2023; and for Ms. Mosher, an RSU stock award valued at $25,800 and a PSU stock award valued at $12,600.

(2)

Mr. Szynkowski joined the Company on January 2, 2023 as the Vice President Corporate Controller and was appointed Chief Financial Officer on January 23, 2023. Mr. Szynkowski’s compensation is only for the month of January 2023.

(3)

Mr. Klimmer’s base salary includes his salary as (i) the Chief Revenue Officer of the Company from February 1, 2022 through August 16, 2022 when he was promoted to President and (ii) President of the Company from August 17, 2022 through January 31, 2023. Mr. Klimmer’s bonus of $81,826 were commissions that he earned as the Chief Revenue Officer, prior to his promotion to President.

(4)

Mr. Prinn’s separation date from the Company was September 30, 2022. In accordance with the terms of his separation agreement as filed on Form 8-K on August 30, 2023, he was paid a $50,000 transition payment and awarded total severance of $300,000, of which $100,000 was paid in fiscal 2023.

(5)

Ms. Mosher’s separation date from the Company was January 31, 2023. In accordance with the terms of her separation agreement she will be paid severance of $68,333, which will be paid in fiscal 2024. Ms. Mosher also received COBRA benefits totaling $1,584, paid in February 2023.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards to the named executive officers during the fiscal year ended January 31, 2023. Mr. Prinn and Mr. Szynkowski did not receive any grants in fiscal 2023.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Aquino (3)	9/29/2022	157,500	210,000	350,000	—	350,000	350,000	350,000	—	—	150,500

Mark Szynkowski	—	—	—	—	—	—	—	—	—	—	—

Christoph Klimmer (4)	9/29/2022	45,042	60,056	120,112	—	150,000	150,000	150,000	—	—	64,500

Michael Prinn	—	—	—	—	—	—	—	—	—	—	—

Kathleen Mosher (5)	9/29/2022	23,063	30,750	40,000	—	60,000	60,000	60,000	—	—	25,800

(1)	The grants under the “Estimated Future Payouts under Equity Incentive Plan Awards” column represent the threshold, target and maximum number of RSUs or stock options awarded under the fiscal 2023 LTI.
(2)

The grants under the “All Other Stock Awards: Number of Shares of Stock or Units” column and under the “All Other Option Awards: Number of Securities Underlying Options” column represent the number of RSUs and options, respectively, subject to time-based vesting.

(3)	These awards were made pursuant to the fiscal 2023 STI and LTI adopted, respectively, as Chief Executive Officer of the Company.
(4)

These awards were made pursuant to the fiscal 2023 STI and LTI adopted, respectively, as President of the Company. The amounts shown under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” have been prorated for Mr. Klimmer’s time in the position of President of the Company during fiscal 2023.

(5)

These awards were made pursuant to the fiscal 2023 STI and LTI adopted, respectively, as Chief Financial Officer of the Company. The amounts shown under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” have been prorated for Mr. Klimmer’s time in the position of Chief Financial Officer of the Company during fiscal 2023. These awards did not vest prior to Ms. Mosher’s separation from the Company on January 31, 2023 and were cancelled.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2023 granted to each of SeaChange’s named executive officers:

		Option Awards (1)					Stock Awards (2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter Aquino	9/27/2021	—	—	—	—	—	375,000	187,500
	9/29/2022	—	—	—	—	—	700,000	350,000

Mark Szynkowski		—	—	—	—	—	—	—

Christoph Klimmer	6/11/2019	25,000	—	—	1.43	6/11/2029
	2/10/2021	41,666	83,334		1.38	2/10/2031
	6/24/2021	56,250	—	12,500	1.33	6/24/2031
	9/29/2022	—	—	—	—	—	300,000	150,000

Michael Prinn		—	—	—	—	—	—	—

Kathleen Mosher		—	—	—	—	—	—	—

(1)

All options in the table above were granted under the 2011 Plan until the 2011 Plan’s expiration in July 2021. Options granted after July 2021 were granted under the 2021 Compensation and Incentive Plan. The long-term incentive award stock options listed in the column, “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” will vest quarterly in two additional tranches beginning on 3/24/23 and ending on 6/24/23.

(2)

These columns show the number of shares of Common Stock represented by unvested RSUs and PSUs at January 31, 2023. The remaining vesting dates for these unvested RSUs and PSUs as of January 31, 2023 were as follows in the table below.

(3)	The market value reflects the closing price for SeaChange common stock on January 31, 2023, which was $0.50 per share.

Name	Number of Shares or Units of Stock That Have Not Vested	Date of Grant	Vesting Dates
Peter Aquino	200,000	9/27/2021	9/27/2023,9/27/2024
	175,000	9/27/2021	3/27/2023,6/27/2023
9/27/2023,12/27/2023,3/27/2024
6/27/2024,9/27/2024*
	350,000	9/29/2022	3/27/2023,9/29/2023,9/29/2024
9/29/2025
	350,000	9/29/2022	9/29/2025**

Mark Szynkowski	—	—	—

Christoph Klimmer	150,000	9/29/2022	3/27/2023,9/29/2023,9/29/2024
9/29/2025
	150,000	9/29/2022	9/29/2025**

Michael Prinn	—	—	—

Kathleen Mosher	—	—	—

*	This stock award’s vesting is contingent on the passage of time and the attainment of certain financial goals.
**	This stock award will vest when the closing price of the Company’s common stock is $2.50 or higher for 20 consecutive trading days by September 29, 2025, which is three years from the grant date.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter Aquino	—	—	187,500	103,750
Mark Szynkowski	—	—	—	—
Christoph Klimmer	—	—	—	—
Michael Prinn	—	—	9,524	5,629
Kathleen Mosher	—	—	—	—

(1)

The value realized upon vesting of the RSUs shown in the table above was calculated as the product of the closing price of a share of our Common Stock on the vesting date multiplied by the number of shares vested.

Pension Benefits

SeaChange does not offer pension benefits to its employees other than its broad-based 401(k) retirement plan.

Nonqualified Deferred Compensation

SeaChange does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments upon Termination or Change in Control

Mr. Aquino (the “Executive”) is a party to a Change in Control Agreement that provides for, among other things potential enhanced severance payments and accelerated vesting of equity awards upon termination of his respective employment for a Covered Termination (as defined below). The Executive is entitled to a lump sum payment of twice his annual base salary plus twice his target annual cash bonus if his termination is without “cause” or if he resigns for Good Reason (as defined below) each within two years of a Change in Control. As a condition to the receipt by the Executive of any payment or benefits under the Change in Control Agreements, the Executive must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

For purposes of the Change in Control Agreements, a “Change in Control” means:

the first to occur of any of the following:

•

the members of the Board at the beginning of any consecutive 12-calendar-month period, which are referred to as the “Incumbent Directors” for purposes of the Change in Control Agreement cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by SeaChange’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;

•

any consolidation or merger of SeaChange where the stockholders of SeaChange, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares of SeaChange common stock representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

•

there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of SeaChange, other than a sale or disposition by SeaChange of all or substantially all of SeaChange’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of SeaChange immediately prior to such sale or (B) the approval by stockholders of SeaChange of any plan or proposal for the liquidation or dissolution of SeaChange; or

•

any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock (whether in a market transaction or otherwise) or other transaction or event acquires securities representing 40% or more of the combined voting power of the voting securities of SeaChange, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of securities representing 40% or more of the combined voting power of the voting securities of SeaChange.

Notwithstanding the foregoing, none of the aforementioned events shall constitute a Change in Control unless such event constitutes a “change in the ownership or effective control” or a change “in the ownership of a substantial portion of the assets,” in each case within the meaning of Section 409A(a)(2)(A)(v) of the Internal

Revenue Code of 1986, as amended (the “Code”), and any regulations and other guidance in effect from time-to-time thereunder.

For purposes of the Change in Control Agreements, a “Covered Termination” means:

if, within the two year period immediately following a Change in Control, if the Executive (i) is terminated by SeaChange without cause (other than on account of death or disability), or (ii) terminates the Executive’s employment with SeaChange for Good Reason (as defined herein). The Executive shall not be deemed to have been terminated for purposes of the Change in Control Agreement merely because he ceases to be employed by SeaChange and becomes employed by a new employer involved in the Change in Control; provided that such new employer shall be bound by the Change in Control Agreement as if it were SeaChange with respect to the Executive. It is expressly understood that no Covered Termination shall be deemed to have occurred merely because, upon the occurrence of a Change in Control, the Executive ceases to be employed by SeaChange and does not become employed by a successor to SeaChange after the Change in Control if the successor makes an offer to employ him on terms and conditions which, if imposed by SeaChange, would not give him a basis on which to terminate employment for Good Reason.

For purposes of the Change in Control Agreements, a “Good Reason” means:

without the express written consent of the Executive the occurrence after a Change in Control of any of the following circumstances:

(i)

the material reduction of his title, authority, duties or responsibilities, or the assignment to him of any duties inconsistent with his position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control;

(ii)

a requirement that he report to anyone other than the SeaChange board of directors and/or the chief executive officer of the acquiring entity and/or the chief business officer of the applicable business unit of the acquiring company;

(iii)	a material reduction in the budget over which he retains authority from that which exists as of immediately prior to the Change in Control;

(iv)	a reduction in his base salary as in effect immediately before the Change in Control;

(v)

a material reduction in his annual bonus opportunity or annual target long-term incentive compensation opportunity (whether payable in cash, shares of SeaChange Common Stock or a combination thereof) as in effect on the Change in Control; provided, that for the avoidance of doubt, a material reduction of such annual target long-term incentive compensation opportunity shall not be deemed to occur if such opportunity becomes payable solely in cash;

(vi)

SeaChange’s requiring him to be based at any other geographic location more than 50 miles from that location at which he primarily performed his services immediately prior to the occurrence of a Change in Control, except for required travel on SeaChange’s business to an extent substantially consistent with his business travel obligations immediately prior to such Change in Control;

(vii)	the failure of SeaChange to obtain a reasonable agreement from any successor to assume and agree to perform the Change in Control Agreement, as contemplated in Section 6.1(a) thereof;

(viii)	the failure of SeaChange to pay him any amounts due under the terms of the Change in Control Agreement; or

(ix)	any material breach by SeaChange of the Change in Control Agreement, including but not limited to a breach of the obligation under Section 2 thereof.

For avoidance of doubt, whether there has been a reduction of an annual bonus opportunity or an annual target long-term incentive compensation opportunity under clause (v) above shall take into account, without limitation, any target, minimum and maximum amounts payable and the attainability and otherwise the reasonableness of any performance hurdles, goals and other measures, each considered relative to the corresponding element with respect to the Executive in the period prior to the Change in Control.

Notwithstanding anything to the contrary contained herein, the Executive’s termination of employment will not be treated as for Good Reason as the result of the occurrence of any event specified in the foregoing clauses (i) through (ix) unless, within 90 days following the occurrence of such event, he provides written notice to SeaChange of the occurrence of such event, which notice sets forth the nature of the event and he terminates employment on the 30th day following receipt by SeaChange of such notice.

As a condition to the receipt by the Executive of any payment or benefit under the Change in Control Agreements, the executive officer must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

The following table shows, for the named executive officers with SeaChange as of the close of business on January 31, 2023, the payments to which the Executive would have been entitled pursuant to his Change in Control Agreement in the event of a Covered Termination after with a change in control occurring on such date. Mr. Klimmer and Mr. Szynkowski have not entered into their Change in Control Agreements as of April 7, 2023, and hence were not entitled to such benefits on January 31, 2023.

Potential Payments upon Termination Associated with a Change in Control

Name	Salary (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Equity Incentive Plan Compensation ($)	Benefits ($)	Equity Awards (4) ($)
Peter Aquino	700,000	420,000	—	—	362,500
(Covered Termination)

Mark Szynkowski	—	—	—	—	—
(Covered Termination)

Christoph Klimmer	—	—	—	—	—
(Covered Termination)

(1)	The amounts reflect two times annual base salary for Mr. Aquino.
(2)	The amounts shown in the Non-Equity Incentive Plan Compensation column reflect two times the target amount of Mr. Aquino’s target fiscal 2023 STI cash bonus in connection with a Covered Termination.
(3)

The amounts reflect the value of all unvested stock options, RSUs and PSUs that would vest as a result of the termination. The amounts are based on (i) in the case of accelerated options, the excess of the January 31, 2023 closing SeaChange common stock price over the applicable exercise price, (ii) in the case of accelerated RSUs, the SeaChange closing common stock price as of January 31, 2023 multiplied by the number of unvested RSUs as of January 31, 2023, and (iii) in the case of accelerated 2022 PSUs, the SeaChange closing common stock price as of January 31, 2023 multiplied by the number of unvested RSUs as of January 31, 2023.

Termination without Cause Other Than in Association with a Change in Control

Messrs. Aquino, Szynkowski and Klimmer are each party to an offer letter governing the terms of their employment. The offer letters provide for the following benefits upon termination other than in association with a change in control (as described above):

•

Messrs. Aquino, Szynkowski, and Klimmer are entitled to the following upon the executive’s termination by SeaChange without “cause” (as defined in their respective Change in Control Agreements), so long as the executive is not entitled to payment pursuant to his Change in Control Agreement in connection therewith: for Mr. Aquino: a one-time payment in the amount equal to 12 months of base salary plus 12 months of his target cash bonus, payable in a lump sum on termination; and for Mr. Szynkowski a payment in the amount equivalent to six months of his base salary after an initial six months of employment payable in 12 semi-monthly installments; and for Mr. Klimmer a lump sum payment equivalent to nine months of his base salary.

Severance under Messrs. Aquino, Szynkowski, and Klimmer, offer letters are subject to the executive’s execution of a general release and satisfaction agreement, in form and substance acceptable to the SeaChange (which shall include, without limitation, a non-compete provision of one year). Mr. Aquino would have been entitled to severance of $560,000 if he were terminated on January 31, 2023; Mr. Szynkowski would not be entitled to severance if he were terminated on January 31, 2023; and Mr. Klimmer would receive a nine-month notice period valued at $184,147 if he were terminated on January 31, 2023.

•	None of Messrs. Aquino, Szynkowski, and Klimmer are entitled to severance benefits upon termination for Good Reason other than in connection with a Change in Control.

Equity Compensation Plan Information

The following table summarizes all of our equity compensation plans, including those approved by stockholders and those not approved by stockholders as of January 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders (1)	3,800,406	(2)	1.21	3,813,650	(3)

(1)	Consists of the 2021 Plan and the 2015 Employee Stock Purchase Plan (the “ESPP”).
(2)	Includes 3,075,822 shares of RSUs, DSUs and PSUs that are not included in the calculation of the weighted average exercise price.
(3)	As of January 31, 2023, 2,738,626 shares remained available for issuance under the 2021 Plan and 1,075,024 shares remained available under the ESPP.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Steven Singer, Chairman

David Nicol

Igor Volshteyn

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Singer (Chairman), Mr. Nicol and Mr. Volshteyn. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers served as a director of SeaChange.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company for the fiscal years ended January 31, 2023 and 2022.

Year (a)	Summary Compensation Table total for Principal Executive officer (“PEO”) (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table total for Non-PEO Named Executive Officers (“NEOs”) (3) (d)	Average Compensation Actually Paid to NEOs (2) (e)	Value of Initial Fixed $100 Investment Based On Total Shareholder return (“TSR”) (5) (f)	Net Income(Loss) thousands (6) (g)
2023	850,167	613,167	305,688	275,678	42.37	(11,404)
2022	769,970	121,970	551,385	458,921	105.93	(7,430)

(1)

The dollar amount reported in column (b) are the amounts of total compensation reported for Mr. Aquino (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.” Mr. Aquino was the PEO (CEO) for both reporting years.

(2)	The non-PEO NEOs in the 2023 reporting year are Mssrs. Szynkowski, Prinn, and Klimmer, as well as, Ms. Mosher. The non-PEO NEOs in the 2022 reporting year is Mr. Prinn.
(3)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Aquino, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Aquino during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Aquino’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2023	850,167	(237,000)	158,500	613,167
2022	769,970	(648,000)	672,000	121,970

(a)

Equity Awards consist of options, PSUs and RSUs (together, “Stock Awards”). The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The amounts deducted or added in calculating the equity award adjustments for Mr. Aquino are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	255,500	(75,000)	—	(250)	(21,750)	—	158,500
2022	672,000	—	—	—	—	—	672,000

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Aquino) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Aquino) included for purposes of calculating the average amounts in each applicable year are as follows: for 2023: Mr. Prinn, Mr. Szynkowski, Mr. Klimmer and Ms. Mosher; and for 2022: Mr. Prinn.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Aquino), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Aquino) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Aquino) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	334,438	(44,850)	(13,910)	275,678
2022	551,385	(185,385)	92,921	458,921

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	27,375	(8,698)	—	(399)	(32,188)	—	(13,910)
2022	111,875	(25,447)	—	6,493	—	—	92,921

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2023 or 2022.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Narrative Disclosure to Pay Versus Performance

Relationship between Pay and Net Income (Loss) (GAAP)

The graphs below reflect the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the fiscal years ended January 31, 2022 and 2023.

Relationship between Pay and TSR

The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s Net Income(Loss) for the applicable reporting year.

PROPOSAL NO. 2

THE REVERSE SPLIT PROPOSAL

Overview

The Board has unanimously adopted and is submitting for stockholder approval an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split at a ratio in the range of 1-for-15 to 1-for-25, with the final ratio to be determined at the discretion of the Board. Depending on the final ratio determined by the Board, no fewer than every 15 and no more than every 25 shares of Common Stock, including shares held in our treasury, will be combined into one share of Common Stock at the Effective Time (as defined below). The purpose of seeking stockholder approval of the reverse stock split within the range set forth above (rather than a fixed ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. The Board believes it is in the best interests of the Company and our stockholders to grant such approval. If the stockholders approve the Reverse Split Proposal, the Board, in its discretion, may elect to effect the Reverse Split Proposal, or the Board may determine in its discretion not to proceed with the Reverse Split Proposal. The reverse stock split will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and upon the filing and effectiveness of such amendment (the “Effective Time”). The form of the proposed Amendment is attached to this proxy statement as Appendix A. The Board reserves the right to abandon the Reverse Split Proposal without further action by our stockholders at any time before the Effective Time, even if stockholders approve such amendment at the Annual Meeting.

In determining the reverse stock split ratio, the Board will consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term;

•	our ability to continue our listing on The Nasdaq Capital Market (the “Capital Market”);

•	which reverse stock split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

Failure to approve the amendment could have serious, adverse effects on the Company and its stockholders. We could be delisted from the Capital Market because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If the Capital Market delists our Common Stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reasons for the Reverse Stock Split

By potentially increasing our stock price, a reverse stock split would reduce the risk that our stock could be delisted from the Capital Market. To continue our listing on the Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On June 17, 2022, we received notification from the Listing Qualifications Department of Nasdaq, stating that the Company did not comply with the minimum $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule

5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq listing rules, the Company was afforded 180 calendar days (until December 14, 2022) to regain compliance with the Bid Price Requirement. On December 15, 2022, the Company received written notice from Nasdaq stating that, although the Company had not regained compliance with the Bid Price Requirement by December 14, 2022, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until June 12, 2023 (the “Extended Compliance Date”), to regain compliance with the Bid Price Requirement. Nasdaq’s determination was based on, among other things, (1) the Company’s written notice of its intention to transfer to the Capital Market (as issuers on the Global Select Market are not eligible for an additional 180-day compliance period) and to cure the deficiency by the Extended Compliance Date by effecting a reverse stock split, if necessary, and (2) the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing requirements for the Capital Market, with the exception of the Bid Price Rule. On December 15, 2022, Nasdaq approved the Company’s transfer from the Global Select Market to the Capital Market, a continuous trading market that operates in substantially the same manner as the Global Select Market.

If, at any time before the Extended Compliance Date, the bid price for the Company’s common stock shares closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Bid Price Rule, Nasdaq will provide written notification to the Company that it complies with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by the Extended Compliance Date, Nasdaq will provide written notification to the Company that its common stock shares will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. The Company expects that its common stock shares would remain listed on the Capital Market pending a Nasdaq hearing panel’s decision. There can be no assurance that, if the Company does appeal a delisting determination to a Nasdaq hearing panel, that such appeal would be successful.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Capital Market. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons.

The Board believes that a reverse stock split is a potentially effective means for us to maintain compliance with Nasdaq Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

The Board also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.

The Board expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, (ii) the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time or (iii) the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the reverse stock split to have any anti-takeover effects.

The proposed reverse stock split, if implemented, will have the effect of increasing our authorized Common Stock.

If implemented, the reverse stock split will have the effect of reducing the number of shares of our Common Stock issued and outstanding, without reducing the total number of authorized shares of our Common Stock. As a result, the reverse stock split will have the effect of increasing the number of our authorized, but unissued shares. The Company would therefore have the ability to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, without stockholder approval. The Company has no plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us. The proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

The following table contains approximate information relating to the Common Stock under the proposed reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, as of the Record Date:

(1)	The pre-reverse stock split number of shares of our Common Stock reserved for future issuance includes the following, as of the Record Date:

•	3,659,985 shares reserved for issuance pursuant to outstanding options and settlement of RSUs and DSUs and PSUs.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act. Our Common Stock would continue to be reported on the Capital Market under the symbol “SEAC.”

Effect on Company’s Stock Plans

As of the Record Date, we had 3,659,985 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options and upon the vesting of outstanding RSUs, DSUs and PSUs, and approximately 3,730,317 additional shares were reserved and available for issuance pursuant to the issuance of future awards under the Company’s Second Amended and Restated 2011 Compensation Incentive Plan, 2021 Compensation and Incentive Plan and Employee Stock Purchase Plan (collectively, the “Plans”). Pursuant to the terms of the Plans, the Board or a committee thereof, as applicable, will proportionately adjust the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and the other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the reverse stock split. In accordance with the Plans, the number of shares subject to vesting under awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future issuance under the Plans will be similarly adjusted.

Effective Date

The proposed reverse stock split would become effective at the Effective Time. At the Effective Time, shares of Common Stock issued and outstanding and shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the final ratio to be determined at the discretion of the Board set forth in this Reverse Split Proposal. If the Reverse Split Proposal is not approved by our stockholders, a reverse stock split will not occur.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the final ratio will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the reverse stock split is authorized by the stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the Effective Time. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the final ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the exchange ratio of the reverse stock split. Retroactive restatement will be given to all share numbers in the financial statements and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the Reverse Split Proposal and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to a stockholder that is a “U.S. Holder,” as defined below. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences, including gift or estate taxes and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: an individual who is a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

The reverse stock split is intended to constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, no gain or loss should be recognized by a U.S. Holder as a result of the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. A U.S. Holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. For purposes of the above discussion, holders who acquired different blocks of Common Stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged in the reverse stock split.

As noted above, fractional shares of Common Stock will not be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the final ratio will automatically be entitled to receive an additional share of Common Stock to round up to the next whole post-reverse stock split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear. A U.S. Holder who receives a whole share of Common Stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

The Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” this Reverse Split Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

PROPOSAL NO. 3

SAY-ON-PAY PROPOSAL

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act enable our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described below in this proxy statement. This Say-on-Pay Proposal, gives our stockholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:

RESOLVED, that the stockholders of SeaChange International, Inc. approve, in a non-binding, advisory vote, the compensation of SeaChange International, Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K including the compensation tables and narrative discussion in SeaChange International, Inc.’s proxy statement under the heading “Compensation Discussion and Analysis.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of SeaChange’s named executive officers and the compensation philosophy, policies, and practices described in this proxy statement. As discussed in this proxy statement, a primary objective of SeaChange’s executive compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives while maximizing SeaChange’s stockholders’ investment in the Company. SeaChange seeks to accomplish this goal in a way that rewards performance and is aligned with SeaChange’s stockholders’ long-term interests. SeaChange believes that its executive compensation program satisfies our compensation objectives.

As an advisory vote, this proposal is not binding on us and should not be construed as overruling any decision of the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering its executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. If there are a significant number of negative votes, SeaChange will seek to understand the concerns that influenced the vote and intend to address them in making future compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

PROPOSAL NO.4

FREQUENCY OF SAY-ON-PAY PROPOSAL

The Dodd-Frank Act and Section 14A of the Exchange Act require that SeaChange’s stockholders have the opportunity to recommend how frequently SeaChange should provide for an advisory vote on the compensation of its named executive officers (i.e., the “Say-on-Pay” votes), as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, stockholders may indicate whether they would prefer that an advisory vote on the compensation of SeaChange’s named executive officers occur every one, two, or three years.

This advisory vote is commonly referred to as a “Say-on-Frequency” vote. SeaChange is required to give its stockholders a “Say-on-Frequency” vote no less than once every six years. SeaChange last conducted a “Say-on-Frequency” vote at its 2017 annual meeting of stockholders. At the 2017 annual meeting of stockholders, the stockholders voted in favor of holding “Say-on-Pay” votes every year and the Board adopted this standard.

SeaChange believes that an every year vote gives stockholders the opportunity to react promptly to emerging trends in compensation and to provide feedback regarding the Company’s efforts to structure executive compensation programs that are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of stockholders before those trends become pronounced over time, while also giving the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions every year in light of ongoing stockholder feedback. Accordingly, the Board recommends that stockholders vote in favor of holding future advisory votes on named executive officer compensation on an every year basis.

Stockholders have the opportunity to vote in favor of conducting future advisory votes on named executive officer compensation every one, two, or three years, or they may abstain from voting on the proposal. The option that receives the highest number of votes will be deemed to have been selected by SeaChange’s stockholders.

The Board will take into account the outcome of this vote when considering how frequently to provide for an advisory vote on named executive officer compensation in the future. However, because this vote is advisory and not binding on us or the Board, the Board may decide that it is in our best interests and the best interests of SeaChange’s stockholders to select a frequency for future advisory votes on named executive officer compensation that differs from the option that is recommended by SeaChange’s stockholders pursuant to the preceding paragraph.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE OPTION OF “EVERY YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS INCLUDED IN THE COMPANY’S PROXY STATEMENT.

PROPOSAL NO. 5

AUDITOR PROPOSAL

Independent Registered Public Accounting Firm for Fiscal Year ending January 31, 2024

The Audit Committee has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024. The Board is asking stockholders to ratify this appointment. Marcum LLP currently serves as the Company’s independent registered public accounting firm.

Representatives of Marcum LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company is asking its stockholders to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024. Although ratification is not required by the Company’s corporate governance documents or otherwise, the Board is submitting the selection of Marcum LLP to the Company’s stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of SeaChange and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SEACHANGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services provided by Marcum LLP for the audit of our consolidated financial statements and other services for the fiscal years ended January 31, 2023 and January 31, 2022.

	2023	2022
Audit Fees (1)	$544,123	$525,300
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total:	$544,123	$525,300

(1)

Audit fees consist of the aggregate fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our internal consolidated financial statements, the audit of internal control over financial reporting and the review of SEC filings.

The Audit Committee has determined that the provision of the services as set out above is compatible with maintaining Marcum LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Marcum LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Marcum LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by Marcum LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward the Notice and proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

There were no transactions, or series of transactions, since February 1, 2021, or any currently proposed transactions, in which SeaChange is a party that require disclosure under Item 404 of Regulation S-K.

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SEACHANGE INTERNATIONAL, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

SeaChange International, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting held on April 6, 2023 a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at a special meeting of stockholders held on May 19, 2023, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:

That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by deleting the first paragraph thereof and inserting in its place the following:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock with a par value of $.01 per share (the “Common Stock”) and 5,000,000 shares of Preferred Stock with a par value of $.01 per share (the “Preferred Stock”).

That, effective at 5:00 p.m., Eastern Time, on the filing date of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Effective Time”), a one-for-[15 to 25] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [15 to 25] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (“New Common Stock”).

No fractional shares of New Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional shares to the nearest whole share of New Common Stock. No stockholders will receive cash in lieu of fractional shares.

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the New Common Stock for each [15 to 25] shares of the Old Common Stock previously represented by such certificate.”

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this [●] day of [●], 2023.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Peter Aquino
NAME: PETER AQUINO
TITLE: CHIEF EXECUTIVE OFFICER

A-2

SEACHANGE INTERNATIONAL, INC. ATTN: ELAINE MARTEL 177 HUNTINGTON AVENUE, SUITE 1703 PMB 73480 BOSTON, MASSACHUSETTS 02115-3153 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 1 1 OF 2 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SEAC2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X] KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 0 2 0000000000 1. To elect each of the following nominees to the Seachange Board of Directors to serve for a three-year term as Class III Director: Nominees For Withhold 1a. Peter Aquino [    ] [    ] 1b. David Nicol [    ] [    ] The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.01 per share, at a ratio in the range of 1-for-15 to 1-for-25, with such ratio to be determined at the discretion of the Board. [    ] [    ] [    ] 3. To conduct a non-binding, advisory vote on the compensation of the Company’s named executive officers. [    ] [    ] [    ] The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. To conduct a non-binding, advisory vote on the frequency of holding future non-binding advisory votes on compensation of the Company’s named executive officers. [    ] [    ] [    ] [    ] The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 5. To ratify the appointment of the Company’s independent registered public accounting firm, Marcum LLP, for the fiscal year ending January 31, 2024. [    ] [    ] [    ] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000606362_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com SEACHANGE INTERNATIONAL, INC. Annual Meeting of Stockholders May 19, 2023, 10:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby appoints Christoph Klimmer and Elaine Martel as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of Seachange International, Inc. (The “Company”) held of record by the undersigned on May 19, 2023 at 10:00 a.m. Eastern Time at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/SEAC2023 or any adjournment or postponement thereof. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1, VOTED FOR PROPOSALS 2, 3, AND 5, AND VOTED 1 YEAR ON PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. Continued and to be signed on reverse side 0000606362_2 R1.0.0.6